Exhibit 99

      Marine Products Corporation Announces Third Quarter Cash Dividend

    ATLANTA, Oct. 29 /PRNewswire-FirstCall/ -- The Marine Products Corporation (Amex: MPX) Board of Directors declared a regular quarterly cash dividend of $0.04 per share payable December 10, 2003 to common shareholders of record at the close of business November 10, 2003.
    Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at www.marineproductscorp.com .

     For information contact:
     BEN M. PALMER                     JIM LANDERS
     Chief Financial Officer           Corporate Finance
     404.321.7910                      404.321.2162
     irdept@marineproductscorp.com

SOURCE  Marine Products Corporation
    -0-                             10/29/2003
    /CONTACT: Ben M. Palmer, Chief Financial Officer, +1-404-321-7910, or email, irdept@marineproductscorp.com, or Jim Landers, Corporate Finance, +1-404-321-2162, both of Marine Products Corporation/
    /Web site:  http://www.marineproductscorp.com/
    (MPX)

CO:  Marine Products Corporation
ST:  Georgia
IN:  MAR
SU:  DIV